Exhibit 99.1

NEWS

INVESTOR CONTACTS:	FOR IMMEDIATE RELEASE

Rick Frier

Executive Vice President and Chief Financial Officer

(727) 579-5147

Joanne Freiberger

Vice President, Finance

(727) 579-5116

MEDIA CONTACT:

Nicole Andriso

Public Relations Manager

(727) 563-5822

Catalina Marketing Reports Financial Results for the Second Quarter of Fiscal 2006

ST. PETERSBURG, FL, October 26, 2005 – Catalina Marketing Corporation (NYSE: POS) today reported financial results for its second quarter and first six months ended September 30, 2005.

For the three months ended September 30, 2005, consolidated revenues were $102.8 million, compared with revenues of $102.4 million in the comparable period of fiscal year 2005. Consolidated net income for the second quarter was $19.7 million, or $0.40 per diluted share, compared with net income of $20.3 million, or $0.39 per diluted share, in the second quarter of fiscal year 2005. Second quarter results in fiscal year 2005 included $1.4 million of income from discontinued operations related to the operation and divesture of non-core businesses.

The company reported consolidated income from continuing operations for the quarter ended September 30, 2005 of $19.7 million, or $0.40 per diluted share, compared with $18.9 million, or $0.36 per diluted share, for the quarter ended September 30, 2004.

For the six-month period ended September 30, 2005, consolidated revenues were $194.6 million, compared with revenues of $197.8 million in the comparable period of fiscal year 2005. Consolidated net income for the first six months of fiscal year 2006 was $33.4 million, or $0.67 per diluted share, compared with net income of $31.2 million, or $0.60 per diluted share, in fiscal year 2005. First half results in fiscal year 2005 included a loss from discontinued operations of $1.0 million related to the operation and divestiture of non-core businesses.

The company reported consolidated income from continuing operations for the six months ended September 30, 2005 of $33.4 million, or $0.67 per diluted share, compared with $32.2 million, or $0.62 per diluted share, for the six months ended September 30, 2004.

“Second quarter earnings improved year-over-year, while revenues were comparable with the prior year as double digit growth in Catalina Health Resource and International were offset by a revenue decline at Catalina Marketing Services,” chief executive officer, Dick Buell commented. “We remain focused on our long-term growth objectives as we continue to make steady progress with the introduction of new products and services and entry into new channels. The results of our efforts should begin to appear in CMS results during the fourth quarter of this fiscal year.”

Summary of Segment Results

	Three Months Ended September 30, 2005		Three Months Ended September 30, 2004		Three Months Ended September 30, 2005
(In millions)	Revenues	Income/(Loss)	Revenues	Income/(Loss)	Percent Change
					Revenues	Income/(Loss)
Catalina Marketing Services	$60.6	$16.0	$66.1	$18.9	(8.3)%	(15.1)%
Catalina Health Resource	22.9	5.0	19.2	2.8	19.3%	78.8%
Catalina Marketing International	19.3	2.4	16.9	2.1	14.0%	15.1%
Corp / Eliminations	0.0	(3.7)	0.2	(4.9)	(99.1)%	(25.5)%

From Continuing Operations	$102.8	$19.7	$102.4	$18.9	0.4%	4.7%

Discontinued Operations	$—	$—	$—	$1.4	—	(100.0)%

Consolidated	$102.8	$19.7	$102.4	$20.3	0.4%	(2.6)%

	Six Months Ended September 30, 2005		Six Months Ended September 30, 2004		Six Months Ended September 30, 2005
(In millions)	Revenues	Income/(Loss)	Revenues	Income/(Loss)	Percent Change
					Revenues	Income/(Loss)
Catalina Marketing Services	$118.3	$30.8	$129.5	$35.0	(8.6)%	(12.0)%
Catalina Health Resource	41.4	7.8	37.1	3.8	11.8%	101.9%
Catalina Marketing International	34.9	3.1	31.1	2.9	12.0%	8.4%
Corp / Eliminations	0.0	(8.3)	0.1	(9.5)	(92.4)%	(12.8)%

From Continuing Operations	$194.6	$33.4	$197.8	$32.2	(1.6)%	3.7%

Discontinued Operations	$—	$—	$—	$(1.0)	—	100.0%

Consolidated	$194.6	$33.4	$197.8	$31.2	(1.6)%	7.1%

Stock Repurchases

During the second quarter, the company repurchased 1,171,900 shares of its common stock for a total of $28.3 million, at an average price of $24.13 per share. Since the beginning of the fiscal year, the company has purchased 2,865,200 shares of its common stock for a total of $70.1 million, at an average price of $24.47 per share. The company currently has authorization to repurchase an additional $85.7 million of common stock under the August 2005 Board of Directors authorization.

Webcast & Investor Conference Scheduled

The company will host a webcast on Thursday, October 27, 2005 at 8:00 a.m. EDT to discuss its financial results for its fiscal year 2006 second quarter. The webcast may be accessed at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=POS&script=1000 and will be available for replay from Thursday, October 27, 2005 through Thursday, November 24, 2005.

Rick Frier, chief financial officer, will also present at the First Analysis Investment Conference at the New York Palace Hotel in New York City on November 17, 2005. The presentation will be webcast and will be accessible through the Investor Relations Calendar of Events section of the company’s web site at http://www.catalinamarketing.com

Capital Marketing Corporation

Selected Operating Data

(in thousands, except per share amounts)

Periods Ended September 30	Three Months		Six Months
	2005	2004	2005	2004
Revenues	$102,756	$102,372	$194,610	$197,774
Direct Operating Expenses	32,318	32,015	63,002	65,803
Selling, General and Administrative	29,622	28,517	59,423	57,340
Depreciation and Amortization	8,722	10,604	18,227	22,158

Income from Operations	32,094	31,236	53,958	52,473
Other Income (Expense)	(242)	125	(69)	(267)
Provision for Income Taxes	12,104	12,508	20,478	19,990

Income from Continuing Operations	19,748	18,853	33,411	32,216
Income (Loss) from Discontinued Operations	—	1,426	—	(1,011)

Net Income	$19,748	$20,279	$33,411	$31,205

Earnings Per Share, Basic:

Earnings Per Share from Continuing Operations	$0.41	$0.36	$0.67	$0.62
Income (Loss) from Discontinued Operations	$—	$0.03	$—	$(0.02)

Net Income Per Common Share	$0.41	$0.39	$0.67	$0.60

Weighted Average Shares Outstanding	48,709	52,231	49,625	52,233

Earnings Per Share, Diluted:

Earnings Per Share from Continuing Operations	$0.40	$0.36	$0.67	$0.62
Income (Loss) from Discontinued Operations	$—	$0.03	$—	$(0.02)

Net Income Per Common Share	$0.40	$0.39	$0.67	$0.60

Weighted Average Shares Outstanding	48,996	52,311	49,927	52,269

Capital Marketing Corporation

Selected Other Data

(in thousands, except store data)

	September 30 2005	September 30 2004
Selected Balance Sheet and Cash Flow Data (in thousands):
Cash	$22,731	$97,345
Debt	34,779	65,504
Stockholders’ Equity	146,442	200,126
Cash Flows from Operating Activities Quarter / YTD	17,575 / 31,762	40,604 / 42,470
Capital Expenditures Quarter / YTD	16,110 / 24,594	4,034 / 6,175

Catalina Marketing Services:
Number of Stores at Quarter End	16,693	17,644
Net Stores (Deinstalled) Installed During Quarter / YTD	(888) / (916)	37 / 40
Promotions Printed During Quarter / YTD (in millions)	744 / 1,457	846 / 1,584
Weekly Shopper Reach at Quarter End (in millions)	211	216

Catalina Health Resource:
Number of Stores at Quarter End	12,404	12,081
Net Stores Installed (Deinstalled) During Quarter / YTD	(47) / (19)	72 / 152

Catalina Marketing International:
Number of Stores at Quarter End	6,699	5,700
Net Stores Installed During Quarter / YTD	696 / 792	102 / 155
Promotions Printed During Quarter / YTD (in millions)	279 / 488	220 / 412
Weekly Shopper Reach at Quarter End (in millions)	72	63

Based in St. Petersburg, FL, Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct-to-patient information. Personally identifiable data that may be collected from the company’s targeted marketing programs, as well as its research programs, are never sold or provided to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward-looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of consumer packaged goods and pharmaceutical manufacturers and retailers and competition to provide marketing services to these customers, mergers and consolidations in the consumer packaged goods and retailer industries, federal, state and international government and regulatory statutes, rules, regulations and policies including privacy and labeling, the effect of economic conditions and seasonal variations, actual promotional activities and programs with the company’s customers, the pace, cost and challenges associated with the installation of the company’s store network and changes in the status of contractual relations with retailers, the success of new services and businesses and the pace of their implementation including the entry into new retail channels, the company’s ability to maintain favorable relationships with its clients and retailers, the outcome and impact of an ongoing SEC investigation into certain of the company’s prior fiscal years, and the outcome and impact of the pending shareholder class action and derivative lawsuits.